PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

April 14, 2026

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the "Manager") hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolios listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: Senior Vice President

AST Investment Services, Inc.

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: President

Exhibit A

AST Aggressive Asset Allocation Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Balanced Asset Allocation Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Investment Grade Bond Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio's investment management fee plus other expenses (exclusive, in all cases of, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2027. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST J.P. Morgan Aggressive Multi-Asset Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the subadvisory fee waiver due to investments in the underlying portfolios managed by the subadviser or an affiliate of the subadviser. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST J.P. Morgan Conservative Multi-Asset Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the subadvisory fee waiver due to investments in the underlying portfolios managed by the subadviser or an affiliate of the subadviser. In addition, the Manager has contractually agreed to waive 0.055% of its investment management fee through June 30, 2027. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST J.P. Morgan Moderate Multi-Asset Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the subadvisory fee waiver due to investments in the underlying portfolios managed by the subadviser or an affiliate of the subadviser. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Multi-Asset Diversified Plus Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.13% of the Portfolio's average daily net assets through June 30, 2027. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Multi-Asset Diversified Portfolio: The Manager has contractually agreed to waive 0.05% of its investment management fee through June 30, 2027. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Multi-Sector Fixed Income Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s net operating expenses do not exceed 0.7195% of the Portfolio’s average daily net assets through June 30, 2027. Expenses waived or reimbursed by the Manager for the purpose of preventing the expenses from exceeding a stated expense ratio limit may be recouped by the Manager within the same fiscal year in which such waiver and/or reimbursement is made. Any such recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time the waiver and/or reimbursement was made or (ii) the expense limitation in effect at the time of recoupment. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Preservation Asset Allocation Portfolio: The Manager and the Distributor have contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Quantitative Modeling Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2027. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other affiliated funds to the Portfolio due to the Portfolio’s investment in any such portfolios/funds. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.